SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and ExchangeAct of 1934.

March 20, 2009

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado		80203-4518
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the authority granted to the Board of Directors in Cimarex Energy Co.’s Bylaws, the Board of Directors increased the number of directors from eight to nine members.  Effective March 20, 2009, the Board elected Harold R. Logan, Jr. as a Class II director to fill the vacancy created by the increase.  Mr. Logan will stand for election by the stockholders at Cimarex’s annual meeting held in 2010.

The Board determined from Mr. Logan’s qualifications and experience that he meets the New York Stock Exchange’s standards of independence and literacy and qualifies as a “financial expert” as defined by the Securities and Exchange Commission.  Effective March 20, 2009, Mr. Logan was appointed by the Board to the Audit Committee.

Item 9.01               Financial Statements and Exhibits

(d)                                 Exhibits

                                                None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: March 24, 2009	By:	/s/ Thomas A. Richardson
Thomas A. Richardson
Vice President and General Counsel